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PRESS RELEASE - OCTOBER 25, 2004                  FOR IMMEDIATE RELEASE

1st STATE BANCORP, INC.                           FOR MORE INFORMATION CONTACT:
                                                         JAMES C. MCGILL
                                                         (336) 227-8861

                   1st STATE BANCORP, INC. ANNOUNCES EARNINGS

BURLINGTON, NORTH CAROLINA 1st STATE BANCORP, INC.   (NASDAQ: FSBC)


1st State Bancorp, Inc. (Nasdaq: FSBC), the parent holding company for 1st State Bank, has reported earnings for the quarter and year ended September 30, 2004.

Net income for the quarter ended September 30, 2004 was $954,000 or basic and diluted earnings per share of $0.34 and $0.32, respectively. These results compare with net income of $952,000 or basic and diluted earnings per share of $0.34 and $0.32, respectively, reported in the prior year's quarter.

Net interest income increased to $3.0 million for the quarter ended September 30, 2004 from $2.9 million in the prior year's quarter. The increased net interest income results from growth in earning assets and higher net interest margins. The Company saw a decrease in non-interest income of $ 376,000 primarily from decreased mortgage banking income and decreased loan originations and sales. Operating expenses decreased $185,000 or 8.3% over the prior year.

Net income for the year ended September 30, 2004 decreased 11.6% to $3,464,000, from net income of $3,920,000 earned in the year ended September 30, 2003. Basic and diluted earnings per share decreased to $1.23 and $1.17 per share, respectively, for the current year, from $1.39 and $1.33 per share, respectively, for the prior year. The decrease in earnings resulted from slightly lower net interest income and lower non-interest income which were offset somewhat by lower operating expenses and lower income taxes. Non-interest income decreased $1.1 million from a decline in mortgage originations and refinance volumes and the fee income generated from this activity.

"Our fourth quarter results were the strongest quarter this year," said James C. McGill, President and CEO. "We were pleased with the slight increase in the Company's net interest margin this quarter. Our credit quality and loan loss reserves remain strong, and the ratio of our allowance for loan losses to gross loans remains at 1.68%."

At September 30, 2004, 1st State Bancorp, Inc. had total assets of $378 million, deposits of $263 million and stockholders' equity of $65.9 million. The book value per share of common stock was $22.25 per share at September 30, 2004.

1st State Bancorp, Inc., through its subsidiary 1st State Bank, currently services its customers from seven full service banking offices in Alamance County.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


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1st State Bancorp, Inc. (Nasdaq: FSBC)
Summary of Financial Highlights

Selected Financial Data:                                           Sep 30,                         Sep 30,
(in thousands - unaudited)                                          2004                            2003
                                                               --------------                  -------------
Total assets                                                      $377,714                        $362,640
Loans receivable, net                                              231,763                         225,725
Loans held for sale                                                    930                             645
Investment securities                                              119,612                         111,171
Cash and cash equivalents                                            9,854                           9,359
Deposit accounts                                                   262,734                         262,712
Advances from Federal Home Loan Bank                                44,000                          31,500
Dividend payable                                                       296                             297
Total stockholders' equity                                          65,914                          62,701
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Selected Operating Data:                                     Three months ended                            Year ended
(in thousands - unaudited)                            --------------------------------          -------------------------------
                                                       9/30/2004            9/30/2003            9/30/2004           9/30/2003
                                                      -----------          -----------          -----------         -----------
Interest income                                          $4,235               $4,122              $16,342              $17,209
Interest expense                                          1,199                1,267                4,793                5,592
Net interest income                                       3,036                2,855               11,549               11,617

Provision for loan losses                                    60                   60                  240                  240
Net interest income after
   provision for loan losses                              2,976                2,795               11,309               11,377

Non-interest income                                         540                  916                2,341                3,455
Non-interest expense                                      2,049                2,234                8,280                8,669

Income before taxes                                       1,467                1,477                5,370                6,163

Income tax expense                                          513                  525                1,906                2,243

Net income                                                  954                  952                3,464                3,920

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Per Share Data:                                             Three months ended                             Year ended
(unaudited)                                          --------------------------------          --------------------------------
                                                      9/30/2004            9/30/2003            9/30/2004            9/30/2003
                                                     -----------          -----------          -----------          -----------
Basic earnings per share                             $     0.34           $     0.34           $     1.23           $     1.39
Diluted earnings per share                                 0.32                 0.32                 1.17                 1.33
Average shares outstanding - basic                    2,827,413            2,808,409            2,818,510            2,811,200
Average shares outstanding - diluted                  2,968,525            2,944,793            2,966,711            2,938,598
Cash dividends per share                                  $0.10                $0.10                $0.40                $0.38
Book value at September 30                               $22.25               $21.10
Shares outstanding at September 30                    2,962,323            2,971,977


Interest Margin                                             Three months ended                             Year ended
(% of average assets - unaudited)                    --------------------------------          --------------------------------
                                                      9/30/2004            9/30/2003            9/30/2004            9/30/2003
                                                     -----------          -----------          -----------          -----------

Yield on interest earning assets                           4.75%                4.90%                4.72%                5.25%
Cost of interest bearing liabilities                       1.66%                1.87%                1.69%                2.11%
Interest rate spread                                       3.09%                3.03%                3.03%                3.14%

Net interest income as a percentage of
   average interest earning assets                         3.41%                3.40%                3.34%                3.54%


Asset Quality                                                                Sep 30,                                    Sep 30,
(unaudited)                                                                   2004                                       2003
                                                                           -----------                                ----------
Allowance for loan losses to gross loans
    held for investment                                                         1.68%                                     1.68%
Nonperforming assets to total assets                                            1.05%                                     1.17%

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